Exhibit 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF ZD VENTURES CORPORATION

In connection with the accompanying Annual Report on Form 10-K of ZD Ventures Corporation for the year ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) , I, Kam Shah, Chief Financial  Officer of ZD Ventures Corporation, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

such Annual Report on Form 10-K for the year ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of ZD Ventures Corporation

Date: July 12, 2015

/s/ Kam Shah
Kam Shah
Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.